UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 25, 2022

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2022, Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), 1,400,000 shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and 100,000 shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”), at an offering price of $9.50 per share, representing a 5% original issue discount (“OID”) to the stated value of $10.00 per share, for gross proceeds of $15.0 million in the aggregate for the Offering, before the deduction of discounts, fees and offering expenses. The shares of Preferred Stock will be convertible, at a conversion price of $1.00 per share (subject in certain circumstances to adjustments), into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the option of the holders and, in certain circumstances, by the Company. The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The Offering is expected to close on October 26, 2022.

The Company intends to call a special meeting of shareholders to consider an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended, to increase the Company’s authorized shares of Common Stock from 150,000,000 to 1,000,000,000 (the “Increase to Authorized Shares”). The Investors have agreed in the Purchase Agreement to not transfer, offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of the shares of the Preferred Stock until the Increase to Authorized Shares. Pursuant to the certificate of designation of the Series A Preferred Stock, the shares of Series A Preferred Stock have the right to vote on such Amendment on an as-converted to Common Stock basis. In addition, pursuant to the certificate of designation of the Series B Preferred Stock, the shares of Series B Preferred Stock have the right to vote on such Amendment. Each Investor has separately agreed pursuant to a side letter (the “Side Letter”) entered into in conjunction with the Purchase Agreement to vote the shares of the Series A Preferred Stock in favor of the Amendment and that the shares of the Series B Preferred Stock shall automatically be voted in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) and Series A Preferred Stock are voted on the Increase to Authorized Shares. The Increase to Authorized Shares requires the approval of the majority of the votes associated with our outstanding stock entitled to vote on the proposal. Because the Series B Preferred Stock will automatically and without further action of the purchaser be voted in a manner that “mirrors” the proportions on which the shares of Common Stock (excluding any shares of Common Stock that are not voted) and Series A Preferred Stock are voted on the Increase to Authorized Shares, abstentions by common stockholders will not have any effect on the votes cast by the holders of the Series B Preferred Stock.

Pursuant to the Purchase Agreement, the Company will file certificates of designation (the “Certificates of Designation”) with the Nevada Secretary of the State designating the rights, preferences and limitations of the shares of Series A Preferred Stock and Series B Preferred Stock, which will provide, in particular, that the Preferred Stock will have no voting rights other than the right to vote on the Amendment and as a class on certain other specified matters, and, with respect to the Series B Certificate of Designation, the right to cast 2,500 votes per share of Series B Preferred Stock on the Increase to Authorized Shares proposal.

The holders of Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to dividends actually paid, if any, on shares of Common Stock. The Preferred Stock is convertible, at the option of the holders and, in certain circumstances, by the Company, into shares of Common Stock at a conversion price of $1.00 per share. The conversion price can be adjusted pursuant to the Certificates of Designation for stock dividends and stock splits, subsequent rights offering, pro rata distributions of dividends or the occurrence of a fundamental transaction (as defined in the applicable Certificate of Designation). The holders of the Preferred Stock have the right to require the Company to redeem their shares of preferred stock for cash at 105% of the stated value of such shares commencing after the earlier of the receipt of shareholder approval of the Amendment and 60 days after the closing of the issuances of the Preferred Stock and until 90 days after such closing. The Company has the option to redeem the Preferred Stock for cash at 105% of the stated value commencing after receipt of shareholder approval of the Increase to Authorized Shares, subject to the holders’ rights to convert the shares prior to such redemption.

The proceeds of the Offering will be held in an escrow account, along with the additional amount that would be necessary to fund the 105% redemption price until the expiration of the redemption period for the Preferred Stock, as applicable, subject to the earlier payment to redeeming holders. Upon expiration of the redemption period, any proceeds remaining in the escrow account will be disbursed to the Company.

In connection with the Offering, on October 25, 2022, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement with the Securities and Exchange Commission to register for resale the shares that are issued upon the potential conversion of shares of Preferred Stock. The registration statement will be filed with the Securities and Exchange Commission on or before the later of 10 calendar days following the date of the shareholder meeting held to seek approval of the Amendment and the 70th calendar day following the date of the Registration Rights Agreement.

In connection with the Offering, the Company agreed to pay A.G.P./Alliance Global Partners, the Company’s Placement Agent for the Offering (the “Placement Agent”), an aggregate cash fee equal to $750,000 and to reimburse the Placement Agent for certain of its expenses in an amount not to exceed $100,000, as well as nonaccountable out-of-pocket expenses not to exceed $10,000.

Under the Purchase Agreement, to the extent any shares of Preferred Stock are outstanding, for a period of 60 days from the date of the Purchase Agreement, the Company and its subsidiaries are prohibited from issuing or entering into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, and provided further that for a period of 120 days from the date of the Purchase Agreement, the Company and its subsidiaries are prohibited from issuing or entering into any agreement to issue or announce the issuance or proposed issuance of any shares of preferred stock senior to or pari passu with the Preferred Stock. Further, from the date of the Purchase Agreement until the earlier of (A) the date of which all shares of the Preferred Stock are redeemed in accordance with their terms and (B) the date that is 180 days following the Increase to Authorized Shares Date, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of common stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction, as defined in the Purchase Agreement. Also, until the Increase to Authorized Shares Date, neither the Company nor any subsidiary may make any issuance whatsoever of common stock or common stock equivalents. The above limitations on issuances of stock under the Purchase Agreement do not apply to Exempt Issuances as defined in the Purchase Agreement.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement, the Side Letter, and Certificates of Designation do not purport to be complete and are subject to, and qualified in their entirety by, forms of such documents attached as Exhibits 10.01, 10.02, 10.03, 3.01, and 3.02, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the agreements and are subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.03. Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01 Other Events

The Company issued a press release announcing the Offering on October 25, 2022. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	3.01	Form of Certificate of Designation of Series A Convertible Redeemable Preferred Stock
	3.02	Form of Certificate of Designation of Series B Convertible Redeemable Preferred Stock
	10.01	Form of Securities Purchase Agreement between Tonix Pharmaceuticals Holding Corp. and the investors thereto, dated October 25, 2022
	10.02	Form of Registration Rights Agreement between Tonix Pharmaceuticals Holding Corp. and the investors thereto, dated October 25, 2022
	10.03	Form of Side Letter between Tonix Pharmaceuticals Holding Corp. and each investor, dated October 25, 2022
	99.01	Press Release, dated October 25, 2022
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: October 25, 2022	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer